UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 7, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This amended Current Report on Form 8-K (this “Amendment”) is being filed by Axalta Coating Systems Ltd. (“Axalta” or the “Company”) for the purpose of amending Item 5.02 of that certain Current Report on Form 8-K originally filed by Axalta with the U.S. Securities and Exchange Commission (“SEC”) on October 12, 2018 (the “Original Form 8-K”) in connection with the resignation of Terrence S. Hahn as Chief Executive Officer and President. This Amendment is being filed with the SEC to provide updates with respect to a separation agreement entered into between Axalta and Mr. Hahn. Except as described below, all other information in the Original Form 8-K remains unchanged.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Terrence S. Hahn as Chief Executive Officer and President
On October 7, 2018, Mr. Hahn resigned by mutual agreement with the Company’s Board of Directors (the “Board”) from the positions of Chief Executive Officer and President, effective immediately, following an investigation by outside counsel into conduct by Mr. Hahn unrelated to financial matters that Axalta believes was inconsistent with Company policies. In connection with his resignation, Mr. Hahn vacated his position on the Board.
On November 20, 2018, Axalta and Mr. Hahn entered into an Employment Separation Agreement and Mutual General Release (the “Separation Agreement”). Pursuant to the Separation Agreement and contingent upon it becoming effective following the revocation period (the “Effective Date”), (i) Mr. Hahn will be permitted to retain his $500,000 cash sign-on bonus and sign-on equity awards comprised of 158,754 options to purchase Axalta common stock and 42,517 restricted stock units (“RSUs”), and (ii) Axalta will pay Mr. Hahn an amount equal to 24 months’ of premiums for Mr. Hahn and his covered dependents’ medical, dental and vision coverage. The RSUs will vest in full and be settled in shares of Company common stock within two business days of the Effective Date. The options will vest in full and first become exercisable on the Effective Date, and will expire in accordance with the terms of the award agreement. All other equity awards issued to Mr. Hahn expired upon his separation from the Company and Mr. Hahn is not entitled to or being provided any other severance or termination benefits from the Company. The Separation Agreement also provides for customary mutual releases by Axalta and Mr. Hahn.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with Axalta’s Annual Report on Form 10-K for the period ending December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 23, 2018	By:	/s/ Sean M. Lannon
Sean M. Lannon
Vice President and Interim Chief Financial Officer